Exhibit 107

Calculation of Filing Fee Table

S-1

(Form Type)

Kartoon Studios, Inc.

(Exact Name of Registrant as Specified in its Charter)

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee(3)
Equity	Common Stock, par value $0.001 per share - previously registered	Rule 457(o)			$7,500,000(3)	$0.00014760	$1,107.00
Equity	Common Stock, par value $0.001 per share - previously registered	Rule 457(o)			$500,000(3)	$0.000153100	$76.55
Equity	Pre-Funded Warrants to purchase Common Stock	Rule 457(o)
Equity	Common Stock issuable upon exercise of the Pre-Funded Warrants(3)	Rule 457(o)
Equity	Common Warrants to purchase Common Stock	Rule 457(o)
Equity	Common Stock issuable upon exercise of the Common Warrants(3)	Rule 457(o)			$8,000,000(3)	$0.000153100	$1,224.80
Equity	Placement Agent Warrants (4)	Rule 457(g)			–
Equity	Common Stock issuable upon exercise of Placement Agent Warrants(4) - previously registered	Rule 457(g)			$656,250	$0.00014760	$96.86
Equity	Common Stock issuable upon exercise of Placement Agent Warrants(4) - previously registered	Rule 457(g)			$43,750	$0.000153100	$6.70
Equity	Common Stock issuable upon exercise of Placement Agent Warrants(4)	Rule 457(g)			$700,000	$0.000153100	$107.17
Total Offering Amounts					$17,400,000		$2,619.08
Total Fees Previously Paid							$1,287.11
Total Fee Offsets
Net Fee Due							$1,331.97

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)	The proposed maximum aggregate offering price of the Common Stock and accompanying common warrants proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants sold in the offering, and, as such, the proposed maximum aggregate offering price of the Common Stock and pre-funded warrants (including the Common Stock issuable upon exercise of the pre-funded warrants), if any, and accompanying common warrants is $16,000,000.

(4)	Pursuant to Rule 457(g) of the Securities Act, no separate registration fee is required for the Placement Agent Warrants because the warrants are being registered in the same registration statement as the Common Stock issuable upon exercise of the Placement Agent Warrants. The Placement Agent will receive warrants to purchase up to seven percent (7%) of the number of shares of Common Stock, Common Warrants and Pre-Funded Warrants sold in the offering, which Placement Agent Warrants are exercisable at an exercise price equal to 125% of the public offering price.